UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 30, 2005
                                                       -------------------------


                        PINNACLE FINANCIAL PARTNERS, INC.

 Tennessee                            000-31225                    62-1812853
(State or Other                (Commission File Number)        (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)

           211 Commerce Street, Suite 300, Nashville, Tennessee 37201

                                 (615) 744-3700


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

     On September 30, 2005, Pinnacle Financial Partners, Inc., a Tennessee corporation ("Pinnacle"), and Cavalry Bancorp, Inc., a Tennessee corporation ("Cavalry"), entered into a definitive merger agreement (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Cavalry will merge with and into Pinnacle, with Pinnacle continuing as the surviving corporation (the "Merger").

The Merger Agreement

     At the effective time and as a result of the Merger, each share of Cavalry common stock issued and outstanding at the effective time of the Merger will be automatically converted into the right to receive 0.95 shares of Pinnacle common stock.

     The completion of the Merger is subject to approval by the shareholders of both companies, receipt of required regulatory approvals and the satisfaction of normal and customary closing conditions. The Merger is expected to close in the first quarter 2006.

     Under the terms of the Merger Agreement, Pinnacle has agreed to appoint three Cavalry representatives to its board of directors.

     The above description of the Merger Agreement does not purport to be a complete statement of the parties' rights and obligations under the Merger Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 2.02.  Results of Operation and Financial Condition.

     On October 3, 2005, Pinnacle and Cavalry issued the joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference. A portion of the Press Release confirmed Pinnacle's earlier guidance for its now completed third quarter.

Item 8.01.  Other Events.

     On October 3, 2005, Pinnacle and Cavalry issued the joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Additional information

     The proposed transaction will be submitted to Pinnacle's and Cavalry's shareholders for their consideration. Pinnacle and Cavalry will file a registration statement, a joint proxy statement/prospectus, and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SHAREHOLDERS OF PINNACLE AND CAVALRY ARE NOT BEING ASKED TO TAKE ANY ACTION AT THIS TIME BUT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Pinnacle and Cavalry, at the SEC's Web site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can be obtained, without charge, by directing a request to Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Banking Corp., 114 West College Street, P.O. Box 188, Murfreesboro, Tennessee 37133
Attention: Investor Relations (615) 849-2272.

     Each of Pinnacle and Cavalry and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pinnacle and Cavalry, as the case may be, in connection with the Merger. Information about the directors and executive officers of Pinnacle and their ownership of Pinnacle common stock is set forth in the proxy statement, dated March 14, 2005, for Pinnacle's 2005 annual meeting of shareholders held on April 19, 2005, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of Cavalry and their ownership of Cavalry common stock is set forth in the proxy statement, dated March 18, 2005, for Cavalry's 2005 annual meeting of shareholders held on April 28, 2005, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus when it becomes available.

Item 9.01.  Financial Statements and Exhibits.

     (a) Financial Statements. None

     (b) Pro Forma Financial Information. None

     (c) Exhibits. The following exhibits accompany this Report:

          Exhibit 2.1 - Merger Agreement, dated September 30, 2005, by and between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. (schedules and exhibits to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

          Exhibit 99.1 Joint Press Release of Pinnacle Financial Partners,Inc. and Cavalry Bancorp, Inc. dated October 3, 2005

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 3, 2005               PINNACLE FINANCIAL PARTNERS, INC.


                                      By: /s/ Harold Carpenter
                                         ---------------------------------------
                                      Name: Harold Carpenter
                                      Title: Chief Financial Officer

                                  EXHIBIT INDEX



     2.1 Merger Agreement, dated September 30, 2005, by and between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. (schedules and exhibits to which have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

     99.1 Joint Press Release of Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. dated October 3, 2005